FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




                                  May 15, 1997
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                Date of Report (Date of earliest event reported)




                                ILX Incorporated
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             (Exact name of Registrant as specified in its charter)



                                     ARIZONA
                                     -------
                                 (State or other
                                 jurisdiction of
                                 incorporation)

33-16122                                                            86-0564171
--------                                                            ----------
(Commission File                                              (I.R.S. Employer
Number)                                                    Identification No.)



                 2111 E. Highland, Suite 210, Phoenix, AZ 85016
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               (Address of principal executive offices) (Zip Code)




                                 (602) 957-2777
               Registrant's telephone number, including area code

Item 5. Other Events.

         On October 30, 1996, ILX Incorporated ("ILX") entered into an Agreement for Purchase and Sale (the "Agreement") with Debbie Reynolds Hotel & Casino, Inc., a Nevada corporation, ("DRHC") (OTC: DEBI) and Debbie Reynolds Resorts, Inc., a Nevada corporation, ("DRC") whereby ILX could acquire, among other assets, the physical assets constituting the Debbie Reynolds Hotel & Casino in Las Vegas, Nevada. The purchase price for the assets was $16,800,000 and was payable by issuance to DRHC of $7,500,000 worth of federally registered ILX common stock valued for purposes of the transaction at $2.00 per share (totalling 3,750,000 shares), as well as payment of $4,200,000 in cash and ILX's assumption of $5,100,000 in mortgage indebtedness.

         Consummation of the transaction was contingent on, among other things, satisfaction of various conditions by the sellers and the completion of ILX's due diligence investigation. On May 15, 1997, ILX transmitted the required formal written notice of its election to cancel and terminate the Agreement (the "Election Notice") effective immediately, although ILX's management remains hopeful that the parties may yet structure some other type of strategic relationship involving the Debbie Reynolds Hotel & Casino.

Item 7. Financial Statements and Exhibits.

         The Exhibits required by Item 601 of Regulation S-K have been supplied as follows:

Exhibit
Numbers                    Description of Exhibit                    Page No.
--------------------------------------------------------------------------------
  10                       Election Notice                              4

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ILX Incorporated,
                                            an Arizona corporation


                                            /s/ Nancy J. Stone
                                            ------------------------------
                                            Nancy J. Stone
                                            President

Date: May 16, 1997